Exhibit 10.12

Consulting Contract

The following is agreed upon

between

CityDeal Europe GmbH

-  hereinafter called the “Company” -

and

Mr. Oliver Samwer

- hereinafter called the “Consultant” -

§ 1 Scope

(1)           The Consultant shall advise the Company and its subsidiaries regarding all goals and shall work for these, which these companies pursue according to their business objective.

(2)           The Consultant is free to determine his place of work and his work hours.  The Consultant undertakes to spend the predominant part of his work hours (at least 50%) on behalf of the Company.

(3)           The Consultant is not liable for damages in the fulfillment of his tasks, as long as he did not cause these deliberately or through gross negligence.

§ 2 Non-remuneration

(1)           The Consultant furnishes the advisory activities free of charge — based on his direct or indirect participation as a shareholder.

§ 3 Reimbursement for Expenditures

(1)           The Company shall reimburse the Consultant for necessary and documented expenditures for travel, telephone and postage, incurred in performing his tasks in the context of the present Contract.

(2)          The necessity of larger expenditures must be agreed upon with the Company before they are advanced.

(3)          The Consultant shall account for his expenditures on a monthly basis.

§ 4 Term of the Contract

(1)          The Consultant shall start his advisory activities on 04/01/2010.

(2)          This Consulting Contract shall end 18 months after this agreement is signed, without this requiring any notice.

§ 5 Duty of Loyalty

The Consultant undertakes to maintain confidentiality during and after the end of the contractual relationship concerning all business and operating secrets of which he becomes aware in the course of his activities on behalf of the Company.

§ 6 Safekeeping and Return of Documents

(1)          The Consultant undertakes to properly preserve all documents made available to him, as well as all documents or other records he has prepared, including concepts, which are in his possession and which concern the affairs of the Company, and in particular to ensure that third parties cannot gain access thereto.

(2)           Documents and records per Para. 1 shall be returned to the Company upon request during the duration of the contractual relationship and immediately, without request, after the end of the contractual relationship.

§ 7 Miscellaneous

Changes and/or additions to the present Contract must be in writing.

Berlin, 05/12/2010
Place, date

/s/ Amt Jeschke
CityDeal Europe GmbH, represented by its managing director Arnt Jeschke

Place, date

/s/ Oliver Samwer
Mr. Oliver Samwer